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                                                              EXHIBIT (h)(5)(d)

                 AMENDMENT NUMBER 4 TO PARTICIPATION AGREEMENT

   This AMENDMENT NO. 4 ("Amendment") executed as of ______, 2003 to the PARTICIPATION AGREEMENT (the "USL Agreement") dated as of December 1, 1998, as amended, among THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (formerly MORGAN STANLEY UNIVERSAL FUNDS, INC.) (the "Fund"), VAN KAMPEN FUNDS, INC. ("VK Funds"), MORGAN STANLEY INVESTMENT MANAGEMENT INC. (formerly MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT INC.) (the "Adviser"), THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK (the "Company"), on its own behalf and on behalf of each separate account of the Company identified in the USL Agreement (as defined below), and AMERICAN GENERAL EQUITY SERVICES CORPORATION ("AGESC").

   WHEREAS, the parties desire to amend the Agreement to (i) add to Schedule B of the Agreement the Contracts of the Company relating to the Platinum Investor PLUS Variable Life Insurance Policies ("Platinum Investor PLUS"), the Platinum Investor Survivor II Variable Life Insurance Policies ("Platinum Investor Survivor II"), the Platinum Investor III Variable Life Insurance Policies ("Platinum Investor III"), and the Platinum Investor IVA Immediate Variable Annuity Policies ("Platinum Investor IVA"); and (ii) solely to the extent the Agreement relates to Platinum Investor PLUS, Platinum Investor Survivor II, Platinum Investor III, and Platinum Investor IVA, amend the provisions of
Article III of the Agreement as described below.

   NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

    1. Schedule B to the Agreement, a revised copy of which is attached hereto, is hereby amended and restated to add Platinum Investor PLUS, Platinum Investor Survivor II, Platinum Investor III, and Platinum Investor IVA.

    2. Solely to the extent the Agreement relates to Platinum Investor PLUS, Platinum Investor Survivor II, Platinum Investor III, and Platinum Investor IVA, Article III of the Agreement is hereby deleted and replaced with the following:

       "ARTICLE III. Prospectuses, Reports to Shareholders and Proxy Statements; Voting

       3.1. The Fund or its designee shall provide the Company with as many printed copies of the Fund's current prospectus and statement of additional information as the Company may reasonably request. If

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            requested by the Company, in lieu of providing printed copies the
            Fund shall provide camera-ready film or computer diskettes containing the Fund's prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Fund is amended during the year) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document or separately. The Company may elect to print the Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information.

    3.2(a). Except as otherwise provided in this Section 3.2., all expenses of preparing, setting in type and printing and distributing Fund prospectuses and statements of additional information shall be the expense of the Company. For prospectuses and statements of additional information provided by the Company to its existing owners of Contracts who own shares of the Fund in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of setting in type, printing and distributing shall be borne by the Fund. If the Company chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Fund's prospectus and/or statement of additional information, the Fund shall bear the cost of typesetting to provide the Fund's prospectus and/or statement of additional information to the Company in the format in which the Fund is accustomed to formatting prospectuses and statements of additional information, respectively, and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses and/or statements of additional information. In such event, the Fund will reimburse the Company in an amount equal to the product of x and y where x is the number of such prospectuses distributed to Participants who own shares of the Fund, and y is the Fund's per unit cost of printing the Fund's prospectuses. The same procedures shall be followed with respect to the Fund's statement of additional information. The Fund shall not pay any costs of typesetting, printing and distributing the Fund's prospectus and/or statement of additional information to prospective Participants.

    3.2(b). The Fund, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and statements of additional information, which are covered in Section 3.2(a) above) to shareholders in such quantity as the Company shall reasonably require for distributing to Participants. The Fund shall not pay any

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            costs of distributing such proxy-related material, reports to shareholders, and other communications to prospective Participants.

    3.2(c). The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the cost of typesetting, printing or distributing any of the foregoing documents other than those actually distributed to existing Participants.

    3.2(d). The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing.

    3.2(e). All expenses, including expenses to be borne by the Fund pursuant to Section 3.2 hereof, incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares.

       3.3. The Fund's statement of additional information shall be obtainable from the Fund, the Underwriter, the Company or such other person as the Fund may designate.

       3.4. If and to the extent required by law the Company shall distribute all proxy material furnished by the Fund to Contract Owners to whom voting privileges are required to be extended and shall:

            (i) solicit voting instructions from Contract owners:

            (ii) vote the Fund shares in accordance with instructions received from Contract owners: and

            (iii) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Portfolio for which instructions have been received, so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right,

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            to the extent permitted by law. The Fund and the Company shall follow the procedures, and shall have the corresponding responsibilities, for the handling of proxy and voting instruction solicitations, as set forth in Schedule C attached hereto and incorporated herein by reference. Participating Insurance Companies shall be responsible for ensuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule C, which standards will also be provided to the other Participating Insurance Companies.

       3.5. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the Securities and Exchange Commission may interpret Section 16 not to require such meetings) or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto."

    3. Except as amended hereby the Agreement is hereby ratified and confirmed in all respects.

   IN WITNESS WHEREOF, the parties hereto execute this Amendment No. 4 as of the date first written above.

THE UNITED STATES LIFE INSURANCE        AMERICAN GENERAL EQUITY SERVICES
COMPANY IN THE CITY OF NEW YORK         CORPORATION
on behalf of itself and each of its
Accounts named in Schedule B to the
Agreement, as amended from time to time

By:                                     By:
    ----------------------------------      ----------------------------------

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MORGAN STANLEY UNIVERSAL FUNDS, INC.    VAN KAMPEN FUNDS INC.
                                        (formerly VAN KAMPEN AMERICAN
                                        CAPITAL DISTRIBUTORS, INC.)

By:                                     By:
    ----------------------------------      ----------------------------------

MORGAN STANLEY DEAN WITTER              MILLER ANDERSON & SHERRERD, LLP
INVESTMENT MANAGEMENT INC. (formerly
MORGAN STANLEY ASSET MANAGEMENT INC.)

By:                                     By:
    ----------------------------------      ----------------------------------

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                                  SCHEDULE B

                        SEPARATE ACCOUNTS AND CONTRACTS

             Name of Separate Account   Form Numbers and Names
             and Date Established by    of Contracts Funded by
             Board of Directors         Separate Account
             ------------------         ----------------
             The United States Life
             Insurance Company in the
             City of New York           Contract Form Number:
             Separate Account USL VA-R  98033N
             Established: August 8,
             1997                       Name of Contract:
                                        Generations Combination
                                        Fixed and Variable
                                        Deferred Annuity
                                        Certificate

                                        Contract Form Number:
                                        ____N
                                        Name of Contract:
                                        Platinum Investor IVA
                                        Immediate Variable
                                        Annuity Contracts

             The United States Life
             Insurance Company in the
             City of New York           Contract Form Number:
             Separate Account USL VL-R  97600N
             Established: August 8,
             1997                       Name of Contract:
                                        Platinum Investor
                                        Flexible Payment Variable
                                        Life Insurance Policies

                                        Contract Form Number:
                                        02600N
                                        Name of Contract:
                                        Platinum Investor PLUS
                                        Flexible Payment Variable
                                        Life Insurance Policies

                                        Contract Form Number:
                                        01206N
                                        Name of Contract:
                                        Platinum Investor
                                        Survivor II Flexible
                                        Payment Variable Life
                                        Insurance Policies

                                        Contract Form Number:
                                        00600N
                                        Name of Contract:
                                        Platinum Investor III
                                        Flexible Payment Variable
                                        Life Insurance Policies